Exhibit 99.(o)

The Reserve Fund

Power of Attorney

Each of the undersigned, Bruce R. Bent, Edwin Ehlert, Jr. and William Montgoris, the Trustees, and Bruce R. Bent, Burce R. Bent II, Arthur T. Bent III and Patrick J. Farrell, the Officers of The Reserve Fund, a registered investment company (the “Trust”), hereby authorizes each of Bruce R. Bent, Bruce R. Bent II, Arthur T. Bent III and Patrick J. Farrell, or any of them, as attorney-in-fact, to sign on his behalf, in the capacities indicated, any Registration Statement or amendment thereto (including post-effective amendments) for each series of the Trust and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Dated: July 17, 2006

/s/ Bruce R. Bent	Chairman, President, Treasurer and Trustee
Bruce R. Bent	(principal executive officer)

/s/ Bruce R. Bent II	Co-Chief Executive Officer, Senior Vice
Bruce R. Bent II	President and Assistant Treasurer

/s/ Arthur T. Bent III	Co-Chief Executive Officer, Senior Vice
Arthur T. Bent III	President, Assistant Secretary

/s/ Patrick J. Farrell	Chief Financial Officer
Patrick J. Farrell	(principal financial officer)

/s/ Edwin Ehlert, Jr.	Trustee
Edwin Ehlert, Jr.

/s/ William Montgoris	Trustee
William Montgoris